EXHIBIT 10.75



                    IMC GLOBAL (EUROPE) LIMITED

                      IMC GLOBAL (UK) LIMITED

                         SALT UNION LIMITED

                         Original Borrowers


                           IMC GLOBAL INC.

                    IMC INORGANIC CHEMICALS INC.

                             Guarantors


                CHASE MANHATTAN INTERNATIONAL LIMITED

                                Agent


                =====================================

                         AMENDMENT AGREEMENT
                            relating to a
                 45,000,000 Revolving Loan Agreement
                        dated 18 December 1998

                =====================================

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THIS AGREEMENT is made on 15 January 1999

BETWEEN

(1)   IMC GLOBAL (EUROPE) LIMITED (formerly Harris Chemical Europe
      Ltd) (registered no. 3107016), IMC GLOBAL (UK) LIMITED (formerly Namsco (UK) Ltd) (registered no. 2654680) and SALT UNION LIMITED (registered no. 2654529) (each, an "Original Borrower");

(2)   IMC GLOBAL INC. and IMC INORGANIC CHEMICALS INC. (each, a
      "Guarantor"); and

(3)   CHASE MANHATTAN INTERNATIONAL LIMITED as agent for the
      Arranger and the Banks (the "Agent").

RECITALS

(A) The Banks have agreed to extend certain financial accommodation to the Borrowers under the Principal Agreement.

(B) The parties wish to amend the Principal Agreement in the manner set out herein.

IT IS AGREED as follows.

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      The following definitions apply unless the context requires otherwise.

      "Effective Date" means 31 December 1998.

      "Principal Agreement" means the 45,000,000 Revolving Loan Agreement dated 18 December 1998 between IMC Global (Europe) Limited, IMC Global (UK) Limited and Salt Union Limited as borrowers, IMC Global Inc. and IMC Inorganic Inc. as guarantors, Chase Manhattan plc as arranger, Chase Manhattan International Limited as agent and the banks referred to therein.

1.2   Interpretation

      Clauses 1.2 (Interpretation) to 1.10 (Economic and Monetary
      Union Definitions) of the Principal Agreement shall apply
      (having made all necessary changes) in this Agreement as if set out in full.

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1.3   Principal Agreement Definitions
      Definitions in the Principal Agreement apply in this Agreement unless the context requires otherwise.

2.    AMENDMENT

2.1   Amendment

      On and from the date on which the Agent confirms to the Banks and the Company that it has received the fees referred to in Clause 3 (Condition Precedent), the Principal Agreement shall be amended, with effect from the Effective Date, by inserting a new sub-clause 15.13.3 at the end of sub-clause 15.13.2 of Clause 15.13 (Leverage Ratio) as follows.

"15.13.3  The calculation of the Leverage Ratio shall:

          (a) exclude the pre-tax non-recurring charges not in excess of approximately $325,000,000 incurred by the Company in, and reflected in the Company's consolidated statement of income for, the fiscal year ended 31 December 1998; and

          (b) disregard classification of the Company's Agribusiness unit as a discontinued operation,

          provided that if within 3 months of the date hereof (the "Relevant Period") the Company's credit rating (as defined in Schedule 5 (Determination of Margin and Commitment
          Commission) at the date hereof (the "Current Credit
          Rating") is:

          (c) downgraded and not subsequently restored to the Current Credit Rating during the Relevant Period, the increase in the Margin and the commitment commission provided for by Schedule 5 (Determination of Margin and Commitment Commission) shall take effect from the date hereof; and

          (d) downgraded but subsequently restored to the Current
              Credit Rating at any time during the Relevant Period, the increase in the Margin and the commitment commission provided for by Schedule 5 (Determination of Margin and Commitment Commission) shall:

              (i) accrue from the date hereof up to and including the date on which the Current Credit Rating is restored; and

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              (ii) thereafter the Margin and the commitment
                   commission shall reduce in accordance with the provisions of Schedule 5 (Determination of Margin and Commitment Commission).

          For the avoidance of doubt, if at any time during the Relevant Period the Current Credit Rating is affirmed in circumstances where the Current Credit Rating has not previously been downgraded, paragraphs (c) and (d) of this sub-clause 15.13.3 shall not apply."

2.2   Waiver

      2.2.1 The Finance Parties waive any Event of Default or
            Potential Event of Default which has been disclosed in writing by the Company to the Agent prior to the date hereof.

      2.2.2 Nothing herein shall affect the rights of the Finance Parties in respect of the occurrence of any other Event of Default or Potential Event of Default which has arisen but which has not been disclosed in writing by the Company or any other Obligor to the Agent prior to the date hereof.

3.    CONDITION PRECEDENT

      This Agreement shall be of no force and effect until the Agent shall have received on account of each Bank an amendment fee in an amount equal to 0.05 per cent. of each Bank's
      Commitment.

4.    REPRESENTATIONS

      On the date hereof, each Obligor makes each of the Repeated
      Representations save that the Company does not make the representation set out in sub-clause 14.4.1 of Clause 14.4
      (Financial Information) of the Principal Agreement.

5.    CONTINUITY AND FURTHER ASSURANCE

5.1   Continuing Obligations

      The provisions of Principal Agreement shall, save as amended by this Agreement, continue in full force and effect.

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5.2   Further Assurance

      Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected by this Agreement.

6.    STAMP TAXES

      The Company shall pay all stamp, registration and other taxes to which this Agreement or any judgment given in connection herewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

7.    MISCELLANEOUS

7.1   Incorporation of Provisions

      The following provisions of the Principal Agreement shall apply (having made all necessary changes) in this Agreement as if set out in full:

      7.1.1   Clause 27.1 (Binding Agreement);

      7.1.2   Clause 30 (Remedies and Waiver, Partial Invalidity);

      7.1.3   Clause 35 (Governing Law); and

      7.1.4   Clause 36 (Jurisdiction).

7.2   Counterparts

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

7.3   One Agreement

      This Agreement and the Principal Agreement shall be read and construed as one document. References in the Principal
      Agreement (however expressed) to the Principal Agreement shall be read and construed as the Principal Agreement as amended by this Agreement.

AS WITNESS the hands of duly authorised representatives of the parties hereto the day and year first before written.

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                            SIGNATURES

Original Borrowers

IMC GLOBAL (EUROPE) LIMITED

By: 	    /s/ David Goadby
   ------------------------------


IMC GLOBAL (UK) LIMITED

By:      /s/ David Goadby
   ------------------------------


SALT UNION LIMITED

By:      /s/ David Goadby
   ------------------------------


Guarantors

IMC GLOBAL INC.

By:     /s/ E.Paul Dunn Jr.
   ------------------------------


IMC INORGANIC CHEMICALS INC.

By:     /s/ E. Paul Dunn Jr.
   ------------------------------

Agent

CHASE MANHATTAN INTERNATIONAL LIMITED

By:     /s/ Kathryn Jepson
   ------------------------------